Rule 424(b)(3)
                                                                  No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997. This Supplement replaces the Supplements dated July 22, 1997, July 25, 1997 and August 8, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of August 21, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after August 21, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of August 21, 1997, the Company had received subscription proceeds of $105,315,594 (10,531,559 Shares), including $643,293 (64,329 Shares) issued pursuant to the Reinvestment Plan, from 4,927 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $94,372,000. As of August 21, 1997, the Company had invested or committed for investment approximately $220,692,000 of aggregate net proceeds from the Initial Offering and this offering in 203 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on three additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $7,725,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of August 21, 1997, $4,739,202 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between July 3, 1997 and August 21, 1997, the Company acquired 25 Properties, including 24 Properties consisting of land and building and one Property consisting of building only. These Properties are six Arby's Properties (one in each of Lexington, Greensboro, Greenville, Jonesville, Kernersville, and Kinston, North Carolina), two Boston Market Properties (one in each of Newport News, Virginia, and Edgewater, Colorado), six IHOP Properties (one in each of Houston, Lake Jackson and Victoria, Texas, and Stockbridge, Georgia, Elk Grove, California, and Loveland, Colorado), two Jack in the Box Properties (one in each of Woodland and West Sacramento, California), five Tumbleweed Southwest Mesquite Grill & Bar Properties (one in each of Lawrence, Kansas, Cookeville, Hendersonville, Nashville, and Murfreesboro, Tennessee), two Golden Corral Properties (one in each of Duncan, Oklahoma, and Fort Walton Beach, Florida), one Ruby Tuesday's Property (in London, Kentucky) and one Shoney's Property (in Las Vegas, Nevada). For information regarding the Properties acquired by the Company prior to July 3, 1997, see the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997.



August 26, 1997                                 Prospectus Dated April 18, 1997

         In connection with the purchase of the six Arby's Properties, the two Boston Market Properties, the six IHOP Properties, the two Jack in the Box Properties, the two Golden Corral Properties, the Ruby Tuesday's Property, the Shoney's Property and four of the Tumbleweed Southwest Mesquite Grill & Bar Properties in Lawrence, Kansas, Cookeville, Nashville, and Murfreesboro, Tennessee, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The purchase price for the Shoney's Property in Las Vegas, Nevada, includes a development fee of $73,191 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business
- Site Selection and Acquisition of Properties."

         In connection with the Tumbleweed Southwest Mesquite Grill & Bar Property in Hendersonville, Tennessee, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of this Property, which is to be renovated, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with this acquisition, the Company has also entered into a tri-party agreement with the lessee and the owner of the land. The tri-party agreement provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

         The following table sets forth the location of the 25 Properties, including 24 Properties consisting of land and building and one Property consisting of building only, acquired by the Company, from July 3, 1997 through August 21, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                    From July 3, 1997 through August 21, 1997


                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------
ARBY'S (5)                        $742,536     07/15/97  07/2017; two    $74,254;           for each lease    during the
(the "Lexington Property")                               five-year       increases by       year, (i) 4% of   seventh and
Existing restaurant                                      renewal         4.14% after the    annual gross      tenth lease
                                                         options         third lease        sales minus       years only
The Lexington Property is                                                year and after     (ii) the
located on the east side of                                              every three        minimum annual
Cotton Grove Road, north of                                              years              rent for such
Interstate 85, in Lexington,                                             thereafter         lease year
Davidson County, North                                                   during the
Carolina, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lexington
Property include a Burger
King, a Taco Bell, and a
Cracker Barrel.

BOSTON MARKET (6)                 $1,011,492   07/16/97  07/2012;        $104,993;          for each lease    at any time
(the "Newport News Property")                            five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year, (i) 4% of   year
The Newport News Property is                                             year and after     annual gross
located on the southwest                                                 every five         sales minus
corner of the intersection of                                            years              (ii) the
Warwick Boulevard and Prince                                             thereafter         minimum annual
Drew Road, in Newport News,                                              during the         rent for such
Virginia, in an area of mixed                                            lease term         lease year
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity, to the Newport News
Property include a Pizza Hut,
a McDonald's, a Hardee's, and
a local restaurant.


                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------
IHOP (7)                          $1,424,283   07/16/97  07/2017;        $144,209;          for each lease    during the
(the "Houston Property")                                 three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Houston Property is                                                  year and after     (ii) the          end of  the
located at the southwest                                                 every five         minimum annual    initial
quadrant of the intersection                                             years              rent for such     lease term
of FM 1960 and U.S. Highway                                              thereafter         lease year
290, in Houston, Harris                                                  during the
County, Texas, in an area of                                             lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Houston
Property include a Kettle's, a
Pizza Inn, a Denny's, a
McDonald's, and a Burger King.

IHOP (7)                          $1,397,047    07/16/97   07/2017;        $141,451;          for each lease    during the
(the "Stockbridge Property")                             three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Stockbridge Property is                                              year and after     (ii) the          end of the
located on the north side of                                             every five         minimum annual    initial
Stockbridge Road, west of                                                years              rent for such     lease term
Interstate 675, in                                                       thereafter         lease year
Stockbridge, Clayton County,                                             during the
Georgia, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Stockbridge
Property include a Chick-Fil-
A, an Applebee's, a
McDonald's, a Wendy's, a Long
John Silver's, and several
local restaurants.



                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------

JACK IN THE BOX  (8)              $963,592     07/16/97  07/2015;        $98,768 (7);       for each lease    at any time
(the "Woodland Property")         (3) (9)                four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Woodland Property is                                                 after every        (ii) the
located on the southeast                                                 five years         minimum annual
corner of East Main Street and                                           thereafter         rent for such
County Road 102, in Woodland,                                            during the         lease year (10)
Yolo County, California, in an                                           lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Woodland Property include a
Wendy's, a Taco Bell, a Burger
King, a Denny's, a McDonald's,
and a local restaurant.

JACK IN THE BOX  (8)              $1,073,031  07/21/97   07/2015;        $109,986 (7);      for each lease    at any time
(the "West Sacramento              (3) (9)               four five-      increases by 8%    year, (i) 5% of   after the
Property")                                               year renewal    after the fifth    annual gross      seventh
Restaurant to be constructed                             options         lease year and     sales minus       lease year
                                                                         after every        (ii) the
The West Sacramento Property                                             five years         minimum annual
is located on the southeast                                              thereafter         rent for such
corner of Sheperd Court and                                              during the         lease year (10)
Stillwater Road, in West                                                 lease term
Sacramento, Yolo County,
California, in an area of
mixed retail, commercial, and
residential development.



                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------

TUMBLEWEED SOUTHWEST MESQUITE     $1,471,967    08/01/97   07/2017; two       $161,916 (10);    for each lease    at any time
  GRILL & BAR (11)                (3) (12)                 five-year          increases by      year, (i) 5% of   after the
(the "Cookeville Property")                                renewal            10% after the     annual gross      seventh
Restaurant to be renovated                                 options            fifth lease       sales minus       lease year
                                                                              year and after    (ii) the
The Cookeville Property is                                                    every five        minimum annual
located on the                                                                years             rent for such
northeast corner of the                                                       thereafter        lease year
intersection of South                                                         during the
Jefferson Avenue and Neal                                                     lease term
Lane, in Cookeville, Putnam
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Cookeville
Property include a Pizza Hut,
an Arby's, a Wendy's, a
Captain D's, a Shoney's, a
Burger King, a McDonald's, a
Long John Silver's, a
Ponderosa Steak House, a
Cracker Barrel, a Taco Bell, a
Schlotzsky's, a Subway
Sandwich Shop, a Quincy's, a
Ryan's Family Steak House, and
a local restaurant.



                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------
TUMBLEWEED SOUTHWEST MESQUITE     $747,664     08/01/97  07/2017; two    $100,935 (10);     for each lease    at any time
  GRILL & BAR (11) (13)           (3) (12)               five-year       increases by       year, (i) 5% of   after the
(the "Hendersonville                                     renewal         10% after the      annual gross      seventh
Property")                                               options         fifth lease        sales minus       lease year
Restaurant to be renovated                                               year and after     (ii) the
                                                                         every five         minimum annual
The Hendersonville Property is                                           years              rent for such
located on the northeast                                                 thereafter         lease year
quadrant of the intersection                                             during the
of East Main Street and                                                  lease term
Cherokee Road North, in
Hendersonville, Sumner County,
Tennessee, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the
Hendersonville Property
include a Boston Market, a
Wendy's, a Subway Sandwich
Shop, a Shoney's, an
Applebee's, a Pizza Hut, a
Burger King, and a local
restaurant.

TUMBLEWEED SOUTHWEST MESQUITE     $1,448,598   08/01/97  07/2017; two    $159,346 (10);     for each lease    at any time
  GRILL & BAR (11)                (3) (12)               five-year       increases by       year, (i) 5% of   after the
(the "Lawrence  Property")                               renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Lawrence Property is                                                 every five         minimum annual
located on the                                                           years              rent for such
east side of Iowa Street                                                 thereafter         lease year
between West 24th Street and                                             during the
West 25th Street, in Lawrence,                                           lease term
Douglas County, Kansas, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lawrence Property include an
Applebee's, a Chili's, and
several local restaurants.



                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------
TUMBLEWEED SOUTHWEST MESQUITE     $1,308,411    08/01/97 07/2017; two    $143,925 (10);     for each lease    at any time
  GRILL & BAR (11)                (3) (12)               five-year       increases by       year, (i) 5% of   after the
(the "Nashville Property")                               renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Nashville Property is                                                every five         minimum annual
located on the west side of                                              years              rent for such
Nolensville Road, in                                                     thereafter         lease year
Nashville, Davidson County,                                              during the
Tennessee, in an area of mixed                                           lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Nashville
Property include a McDonald's,
a Papa John's Pizza, a Pizza
Hut, and several local
restaurants.

ARBY'S (5)                        $727,273     08/04/97  08/2017; two    $72,727;           for each lease    at any time
(the "Greensboro Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Greensboro Property is                                               year and after     (ii) the
located on the northeast                                                 every three        minimum annual
corner of the intersection of                                            years              rent for such
South Regional Boulevard and                                             thereafter         lease year
Boeing Drive, in Greensboro,                                             during the
Guilford County, North                                                   lease term
Carolina, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greensboro
Property include a Wendy's, a
Hardee's, a McDonald's, a
Shoney's, a Subway Sandwich
Shop, and a local restaurant.



                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------

ARBY'S (5)                        $727,273     08/04/97  08/2017; two    $72,727;           for each lease    at any time
(the "Greenville Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Greenville Property is                                               year and after     (ii) the
located on the north side of                                             every three        minimum annual
Greenville Boulevard, south of                                           years              rent for such
the Wal-Mart Super Center, in                                            thereafter         lease year
Greenville, Pitt County, North                                           during the
Carolina, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greenville
Property include a Perkins, a
McDonald's, an Applebee's, and
a Boston Market.


ARBY'S (5)                        $727,273     08/04/97  08/2017; two    $72,727;           for each lease    at any time
(the "Jonesville Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Jonesville Property is                                               year and after     (ii) the
located on the south side of                                             every three        minimum annual
State Highway 67, east of                                                years              rent for such
Interstate 77, in Jonesville,                                            thereafter         lease year
Yadkin County, North Carolina,                                           during the
in an area of mixed retail,                                              lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Jonesville Property include a
Cracker Barrel, a McDonald's,
a Wendy's, a Shoney's, and
several local restaurants.



                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------

ARBY'S (5)                        $650,000    08/04/97   08/2017; two    $65,000;           for each lease    at any time
(the "Kernersville Property")                            five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Kernersville Property is                                             year and after     (ii) the
located on the south side of                                             every three        minimum annual
South Main Street, west of                                               years              rent for such
Interstate 40, in                                                        thereafter         lease year
Kernersville, Forsyth County,                                            during the
North Carolina, in an area of                                            lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kernersville
Property include a Taco Bell,
and several local restaurants.

ARBY'S (5)                        $713,636     08/04/97  08/2017; two    $71,364;           for each lease    at any time
(the "Kinston Property")                                 five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Kinston Property is                                                  year and after     (ii) the
located on the north side of                                             every three        minimum annual
West New Bern Road, west of US                                           years              rent for such
Highway 258, in Kinston,                                                 thereafter         lease year
Lenoir County, North Carolina,                                           during the
in an area of mixed retail,                                              lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Kinston Property include a
Subway Sandwich Shop, a
Hardee's, a Golden Corral, and
several local restaurants.



                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------

TUMBLEWEED SOUTHWEST MESQUITE     $1,425,234   08/05/97  08/2017; two    $156,776 (10);     for each lease    at any time
  GRILL & BAR (11)                (3) (12)               five-year       increases by       year, (i) 5% of   after the
(the "Murfreesboro Property")                            renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Murfreesboro Property is                                             every five         minimum annual
located on the southeast                                                 years              rent for such
corner of the intersection of                                            thereafter         lease year
Northwest Broad Street and                                               during the
South Front Street, in                                                   lease term
Murfreesboro, Rutherford
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-foot and family-
style restaurants located in
proximity to the Murfreesboro
Property include a Shoney's, a
Captain D's, a Burger King, a
KFC, a McDonald's, a Subway
Sandwich Shop, and a local
restaurant.

BOSTON MARKET (6)                 $904,691     08/19/97  08/2012;        $93,907;           for each lease    at any time
(the "Edgewater Property")                               five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year,  (i) 4%     year
The Edgewater Property is                                                year and after     of annual gross
located within the Market                                                every five         sales minus
Place Shopping Center on the                                             years              (ii) the
west side of Sheridan                                                    thereafter         minimum annual
Boulevard, in Edgewater,                                                 during the         rent for such
Jefferson County, Colorado, in                                           lease term         lease year
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Edgewater Property include a
Taco Bell, a Fazoli's, an A&W,
a McDonald's, and several
local restaurants.




                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------

GOLDEN CORRAL                     $168,813     08/19/97  08/2012;        10.75% of Total    for each lease    during the
(the "Duncan Property")           (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs)                 options                            annual gross      seventh
The Duncan Property is located    (3)                                                       sales exceed      lease years
on the west side of U.S.                                                                    $1,956,403 (10)   and the
Highway 81, south of State                                                                                    tenth
Road 7, in Duncan, Stephens                                                                                   through
County, Oklahoma, in an area                                                                                  fifteenth
of mixed retail, commercial,                                                                                  lease years
and residential development.                                                                                  only
Other fast-food and family-
style restaurants located in
proximity to the Duncan
Property include a McDonald's,
an Arby's, a Pizza Hut, and
several local restaurants.

GOLDEN CORRAL                     $570,497     08/19/97  08/2012;        10.75% of Total    for each lease    during the
(the "Fort Walton Beach           (excluding             four five-      Cost (4)           year, 5% of the   first
Property")                        closing                year renewal                       amount by which   through
Restaurant to be constructed      and                    options                            annual gross      seventh
                                  development                                               sales exceed      lease years
The Fort Walton Beach Property    costs)                                                    $2,764,503 (10)   and the
is located on the southeast       (3)                                                                         tenth
corner of Mary Esther                                                                                         through
Boulevard south of Beal                                                                                       fifteenth
Parkway, in Fort Walton Beach,                                                                                lease years
Okaloosa  County, Florida, in                                                                                 only
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Fort Walton Beach Property
include an Applebee's, a
Burger King, a Chili's, a
Blimpie's, a Fazoli's, a
Krystal Burger, a McDonald's,
a Hardee's, a Wendy's, and a
Sonic Drive-in.


                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------


RUBY TUESDAY'S                    $1,123,720   08/19/97  08/2017; two    $123,609 (9);      for each lease    at any time
(the "London Property")           (3) (9)                five-year       increases by       year, (i) 6% of   after the
Restaurant to be renovated                               renewal         10% after the      annual gross      seventh
                                                         options         fifth lease        sales minus       lease year
The London Property is located                                           year and after     (ii) the
on the east side of Interstate                                           every five         minimum annual
75, on the south side of                                                 years              rent for such
Highway 192 and Park South                                               thereafter         lease year
Road, in London, Laurel                                                  during the
County, Kentucky, in an area                                             lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the London
Property include an Arby's, a
Hardee's, a Fazoli's, a
Frisch's Big Boy, a Krystal
Burger, a Burger King, a
Ponderosa Steak House, a Taco
Bell, a Captain D's, and
several local restaurants.

IHOP (7)                          $1,540,356    08/20/97 08/2017;        $155,961;          for each lease    during the
(the "Elk Grove Property")        (excluding             three five-     increases by       year,  (i) 4%     eleventh
Existing restaurant               closing                year renewal    10% after the      of annual gross   lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Elk Grove Property is                                                year and after     (ii) the          end of the
located on the south side of                                             every five         minimum annual    initial
East Stockton Boulevard, just                                            years              rent for such     lease term
north of Bond Boulevard and                                              thereafter         lease year
east of Route 99, in Elk                                                 during the
Grove, Sacramento County,                                                lease term
California, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Elk Grove
Property include a Taco Bell,
an Applebee's, a McDonald's,
and several local restaurants.



                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------
IHOP (7)                          $1,196,060   08/20/97  08/2017;        $121,101;          for each lease    during the
(the "Lake Jackson Property")     (excluding             three  five-    increases by       year, (i) 4% of   eleventh
Existing restaurant               closing                year renewal    10% after the      annual gross      lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Lake Jackson Property is                                             year and after     (ii) the          end of the
located on the west side of                                              every five         minimum annual    initial
State Highway 332, in Lake                                               years              rent for such     lease term
Jackson, Brazoria County,                                                thereafter         lease year
Texas, in an area of mixed                                               during the
retail, commercial, and                                                  lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lake Jackson
Property include a Boston
Market, a Ryan's Family Steak
House, a Pizza Hut, a Burger
King, a Red Lobster, a
Whataburger, a McDonald's, a
Taco Bell, a Chick-Fil-A, and
several local restaurants.

IHOP (7)                          $1,376,767   08/20/97  08/2017;        $139,398;          for each lease    during the
(the "Loveland Property")         (excluding             three five-     increases by       year,  (i) 4%     eleventh
Existing restaurant               closing                year renewal    10% after the      of annual gross   lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Loveland Property is                                                 year and after     (ii) the          end of the
located on the south side of                                             every five         minimum annual    initial
Stone Creek Circle, with                                                 years              rent for such     lease term
visibility from Highway 34 and                                           thereafter         lease year
Interstate 25, in Loveland,                                              during the
Larimer County, Colorado, in                                             lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Loveland Property include a
Lonestar Steak House.



                                                               Lease
                                                             Expiration
Property Location and              Purchase      Date       and Renewal      Minimum                             Option
Competition                       Price (1)    Acquired       Options    Annual Rent (2)    Percentage Rent    To Purchase
----------------------          ------------  ----------   ------------ ----------------   -----------------  -------------
IHOP (7)                          $1,073,262   08/20/97  08/2017;        $108,668;          for each lease    during the
(the "Victoria Property")         (excluding             three  five-    increases by       year, (i) 4% of   eleventh
Existing restaurant               closing                year renewal    10% after the      annual gross      lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Victoria Property is                                                 year and after     (ii) the          end of the
located on the north side of                                             every five         minimum annual    initial
Lentz Parkway west of U.S.                                               years              rent for such     lease term
Highway 77, in Victoria,                                                 thereafter         lease year
Victoria County, Texas, in an                                            during the
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Victoria Property include a
Denny's, a Red Lobster, a Taco
Bell, a McDonald's, a Ryan's
Family Steak House, a Sonic
Drive-in, and several local
restaurants.

SHONEY'S                          $799,047     08/20/97  08/2017; two    11% of Total       for each lease    at any time
(the "Las Vegas Property")        (excluding             five-year       Cost (4);          year,  (i) 6%     after the
Restaurant to be constructed      development            renewal         increases by       of annual gross   seventh
                                  costs)                 options         10% after the      sales minus       lease year
The Las Vegas Property is         (3)                                    fifth lease        (ii) the
located on the west side of                                              year and after     minimum annual
Rock Springs Drive, north of                                             every five         rent for such
Lake Mead Drive, in Las Vegas,                                           years              lease year
Clark County, Nevada, in an                                              thereafter
area of mixed retail,                                                    during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Las Vegas Property include a
Boston Market, a Wendy's, an
Arby's, a Chili's, a Macaroni
Grill, a Tony Roma's, a
McDonald's, and an In and Out
Burgers.

--------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                                     Federal Tax Basis

         Lexington Property                            $  462,000
         Newport News Property                            584,000
         Houston Property                                 888,000
         Stockbridge Property                             705,000
         Woodland Property                                661,000
         West Sacramento Property                         612,000

         Cookeville Property                            1,026,000
         Hendersonville Property                          779,000
         Lawrence Property                              1,019,000
         Nashville Property                               946,000
         Greensboro Property                              403,000
         Greenville Property                              488,000
         Jonesville Property                              538,000
         Kernersville Property                            411,000
         Kinston Property                                 483,000
         Murfreesboro Property                            973,000
         Edgewater Property                               625,000
         Duncan Property                                  931,000
         Fort Walton Beach Property                       983,000
         London Property                                  828,000
         Elk Grove Property                             1,036,000
         Lake Jackson Property                            799,000
         Loveland Property                                960,000
         Victoria Property                                810,000
         Las Vegas Property                               939,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Duncan and Fort Walton Beach Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Las Vegas Property minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Duncan and Fort Walton Beach Properties, as described above, interim rent equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the

         Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Las Vegas Property, as described above, the tenant shall pay monthly "interim rent" equal to 11 percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property.

(3) The development agreements for the Properties which are to be constructed or renovated, provides that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

         Property                                   Estimated Maximum Cost           Estimated Final Completion Date
         Woodland Property                          $  963,592                             January 12, 1998
         West Sacramento Property                    1,073,031                             January 17, 1998
         Cookeville Property                         1,471,963                             July 31, 1998
         Hendersonville Property                       747,664                             July 31, 1998
         Lawrence Property                           1,448,598                             July 31, 1998
         Nashville Property                          1,308,411                             July 31, 1998
         Murfreesboro Property                       1,425,234                             August 4, 1998
         Duncan Property                             1,158,457                             February 15, 1998
         Fort Walton Beach Property                  1,609,490                             February 15, 1998
         London Property                             1,123,720                             November 17, 1997
         Las Vegas Property                          1,577,243                             February 16, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston Properties is the same unaffiliated lessee.

(6) The lessee of the Newport News and Edgewater Properties is the same unaffiliated lessee.

(7) The lessee of the Houston, Stockbridge, Elk Grove, Lake Jackson, Loveland and Victoria Properties is the same unaffiliated lessee.

(8) The lessee of the Woodland and West Sacramento Properties is the same unaffiliated lessee.

(9) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(10) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(11) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville and Murfreesboro Properties is the same unaffiliated lessee.

(12) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change. In accordance with the lease agreement, these Properties are being converted from Barb Wires Steakhouse & Saloon restaurants to Tumbleweed Southwest Mesquite Grill & Bar restaurants. Renovation of the Properties is expected to be completed within 365 days of the effective date of the lease. The Properties are expected to remain operational during renovations.

(13) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

BORROWING AND SECURED EQUIPMENT LEASES

         Between July 3, 1997 and August 21, 1997, the Company obtained one advance totalling $91,641 under its $15,000,000 Loan. This advance was the final advance relating to the acquisition of Equipment for the restaurant property in Suisun City, California.

PENDING INVESTMENTS

         As of August 21, 1997, the Company had initial commitments to acquire 18 properties, including 12 properties consisting of land and building and six properties consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 18 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

         In connection with the three Black-eyed Pea properties in Phoenix, Arizona, the one in Tucson, Arizona, and the IHOP property in Saugus, Massachusetts, the Company anticipates owning only the buildings and not the underlying land. However, the Company anticipates entering into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.

         In connection with the On The Border property in San Antonio, Texas, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a triparty agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent            Option to Purchase
--------                 ----------------       ----------------------            ----------------          -------------------
Black-eyed Pea           20 years; two       10.50% of the Company's        for each lease year, (i) 5%   during the
Mesa, AZ                 five-year renewal   total cost to purchase the     of annual gross sales minus   eighth, tenth,
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       and twelfth
                                             after the tenth lease year     rent for such lease year      lease years
                                             and after every five years                                   only
                                             thereafter during the lease
                                             term

Black-eyed Pea (6)               9 years     16.85% of the Company's                    None                    (7)
Phoenix, AZ (#1)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             11 years      15.49% of the Company's                    None                    (7)
Phoenix, AZ (#2)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             12 years      14.69% of the Company's                    None                    (7)
Phoenix, AZ (#3)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             13 years      14.13% of the Company's                    None                    (7)
Tucson, AZ                                   total cost to purchase the
Existing restaurant                          building

Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Colorado Springs, CO     five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term

Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Hoover, AL               five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     5% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term


                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent            Option to Purchase
--------                 ----------------       ----------------------            ----------------          -------------------
Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Mobile, AL               five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Muskogee, OK             five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Olathe, KS               five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Palatka, FL              five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

IHOP (6)                        (8)          11.78% of the Company's        for each lease year, (i) 3%   at any time
Saugus, MA                                   total cost to purchase the     of annual gross sales minus   after the
Existing restaurant                          building; increases by         (ii) the minimum annual       fifth lease
                                             5.81% after the fifth lease    rent for such lease year      year
                                             year, 4.66% after the tenth
                                             lease year, and 2.83% after
                                             the fifteenth lease year






                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent            Option to Purchase
--------                 ----------------       ----------------------            ----------------          -------------------
Jack in the Box          18 years; four      10.25% of Total  Cost (1);     for each lease year, (i) 5%   at any time
Florissant, MO           five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Folsum, CA               five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Los Angeles, CA          five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

On The Border (3)        (4); three five-    13.64% of Total Cost (1);      for each lease year, (i) 4%   at any time
San Antonio, TX          year renewal        (5)                            of annual gross sales minus   after the
Restaurant to be         options                                            (ii) the minimum annual       tenth lease
constructed                                                                 rent for such lease year      year


TGI Friday's             20 years; four      10.75% of Total Cost (1);      for each lease year, (i) 6%   at any time
Superstition Springs,    five-year renewal   increases by 10% after the     of annual gross sales minus   after the
AZ                       options             fifth lease year and after     (ii) the minimum annual       seventh lease
Restaurant to be                             every five years thereafter    rent for such lease year      year
constructed                                  during the lease term

Wendy's                  20 years; two       10.25% of Total Cost (1)       for each lease year, (i) 7%   at any time
Westlake Village, CA     five-year renewal                                  of annual gross sales minus   after the
Restaurant to be         options                                            (ii) the minimum annual       seventh lease
constructed                                                                 rent for such lease year      year



------------------------
FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

(6) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(7) The Company anticipates conveying the building to the tenant at the end of the lease term for $1.

(8) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

BORROWING

         On August 20, 1997, the Company's Loan was amended and restated to enable the Company to receive advances on a revolving $35,000,000 unsecured line of credit (the "Line of Credit") to purchase and develop Properties and to fund Mortgage Loans and Secured Equipment Leases. The advances will bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only will be repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit will provide for two one-year renewal options.

         The Line of Credit will provide short-term financing which the Company anticipates will be repaid using additional offering proceeds and payments received from Secured Equipment Leases, or refinanced on a long-term basis. The Company will not encumber Properties in connection with the Line of Credit. Management believes that during the offering period the Line of Credit will allow the Company to make investments in Properties that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

         The Board of Directors does not anticipate that the Company will borrow funds, other than the Line of Credit and any additional financing the Board of Directors may determine to obtain to fund Secured Equipment Leases or to purchase and develop properties. The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning capital to the stockholders unless necessary to eliminate corporatelevel tax to the Company. Until Listing occurs, the Company will not encumber Properties in connection with any borrowing. If Listing occurs, however, the Board of Directors may elect to cause the Company to borrow funds in connection with the purchase of additional Properties or for other Company purposes and to encumber any or all of the Company's Properties in connection with any such borrowing. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                       CNL AMERICAN PROPERTIES FUND, INC.
                     PROPERTIES ACQUIRED FROM JULY 3, 1997
                            THROUGH AUGUST 21, 1997
                       For a 12-Month Period (Unaudited)


         The following schedule presents unaudited estimated taxable operating results of each Property acquired by the Company from July 3, 1997 through August 21, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.



                                      Arby's               Boston Market                   IHOP                      IHOP
                                 Lexington, NC (6)     Newport News, VA (7)          Houston, TX (8)         Stockbridge, GA (8)
                                 -----------------    ---------------------          ---------------         -------------------


Estimated Taxable Operating
  Results

Base Rent (1)                     $74,254                 $104,993                    $144,209                  $141,451

Asset Management Fees (2)          (4,449)                  (6,013)                     (8,519)                   (8,356)

General and Administrative
  Expenses (3)                     (4,604)                  (6,510)                     (8,941)                   (8,770)
                                 --------                 --------                    --------                  --------

Estimated Cash Available from
  Operations                       65,201                   92,470                     126,749                  124,325

Depreciation and Amortization
  Expense (4)                     (11,835)                 (14,977)                    (22,764)                 (18,066)
                                 --------                 --------                    --------                 --------

Estimated Taxable Operating
  Results                        $ 53,366                 $ 77,493                    $103,985                 $106,259
                                 ========                 ========                    ========                  ========

                                 See Footnotes



                                                                                Tumbleweed Southwest       Tumbleweed Southwest
                                  Jack in the Box        Jack in the Box        Mesquite Grill & Bar        Mesquite Grill & Bar
                                  Woodland, CA (9)   West Sacramento, CA (9)     Cookeville, TN (10)       Hendersonville, TN(10)
                                 -----------------   -----------------------    --------------------       ----------------------
Estimated Taxable Operating
  Results

Base Rent (1)                        (5)                  (5)                          (5)                        (5)

Asset Management Fees (2)            (5)                  (5)                          (5)                        (5)

General and Administrative
  Expenses (3)                       (5)                  (5)                          (5)                        (5)

Estimated Cash Available from
  Operations                         (5)                  (5)                          (5)                        (5)

Depreciation and Amortization
  Expense (4)                        (5)                  (5)                          (5)                        (5)

Estimated Taxable Operating
  Results                            (5)                  (5)                          (5)                        (5)

                                 See Footnotes

                                     - 27 -

                                  Tumbleweed Southwest     Tumbleweed Southwest
                                  Mesquite Grill & Bar     Mesquite Grill & Bar                 Arby's                Arby's
                                    Lawrence, KS (10)        Nashville, TN (10)            Greensboro, NC(6)    Greenville, NC(6)
                                  --------------------     --------------------            -----------------    -----------------

Estimated Taxable Operating
  Results

Base Rent (1)                          (5)                       (5)                          $72,727               $72,727

Asset Management Fees (2)              (5)                       (5)                           (4,358)               (4,358)

General and Administrative
  Expenses (3)                         (5)                       (5)                           (4,509)               (4,509)
                                                                                              -------               -------

Estimated Cash Available from
  Operations                           (5)                       (5)                           63,860                63,860

Depreciation and Amortization
  Expense (4)                          (5)                       (5)                          (10,335)              (12,519)
                                                                                              -------               -------

Estimated Taxable Operating
  Results                              (5)                       (5)                          $53,525               $51,341
                                                                                              =======               =======


                                 See Footnotes


                                                                                                             Tumbleweed Southwest
                                      Arby's                Arby's                      Arby's               Mesquite Grill & Bar
                                  Jonesville, NC (6)    Kernersville, NC(6)           Kinston, NC (6)        Murfreesboro, TN (10)
                                  ------------------    -------------------           ---------------        ---------------------
Estimated Taxable Operating
  Results

Base Rent (1)                         $72,727               $65,000                      $71,364                   (5)

Asset Management Fees (2)              (4,358)               (3,894)                      (4,276)                  (5)

General and Administrative
  Expenses (3)                         (4,509)               (4,030)                      (4,425)                  (5)
                                      -------               -------                      -------

Estimated Cash Available from
  Operations                           63,860                57,076                       62,663                   (5)

Depreciation and Amortization
  Expense (4)                         (13,786)              (10,550)                     (12,393)                  (5)
                                      -------               -------                      -------

Estimated Taxable Operating
  Results                             $50,074               $46,526                      $50,270                   (5)
                                      =======               =======                      =======

                                 See Footnotes

                                    Boston Market        Golden Corral              Golden Corral           Ruby Tuesday's
                                  Edgewater, CO (7)     Duncan, OK (11)       Fort Walton Beach, FL (11)      London, KY
                                  -----------------     ---------------       --------------------------    ------------
Estimated Taxable Operating
  Results

Base Rent (1)                        $93,907                 (5)                      (5)                       (5)

Asset Management Fees (2)             (5,377)                (5)                      (5)                       (5)

General and Administrative
  Expenses (3)                        (5,822)                (5)                      (5)                       (5)
                                     -------

Estimated Cash Available from
  Operations                          82,708                 (5)                      (5)                       (5)

Depreciation and Amortization
  Expense (4)                        (16,024)                (5)                      (5)                       (5)
                                     -------

Estimated Taxable Operating
  Results                            $66,684                 (5)                      (5)                       (5)
                                     =======




                                 See Footnotes

                                        IHOP                            IHOP                       IHOP                 IHOP
                                 Elk Grove, CA (8)             Lake Jackson, TX (8)          Loveland, CO (8)     Victoria, TX (8)
                                 -----------------             --------------------          ----------------     ----------------
Estimated Taxable Operating
  Results

Base Rent (1)                      $155,961                        $121,101                     $139,398             $108,668

Asset Management Fees (2)            (9,215)                         (7,155)                      (8,236)              (6,420)

General and Administrative
  Expenses (3)                       (9,670)                         (7,508)                      (8,643)              (6,737)
                                    -------                         -------                      -------              -------

Estimated Cash Available from
  Operations                        137,076                         106,438                      122,519               95,511

Depreciation and Amortization
  Expense (4)                      (26,552)                         (20,476)                     (24,613)             (20,763)
                                    -------                         -------                      -------               -------

Estimated Taxable Operating
  Results                          $110,524                         $85,962                      $97,906              $74,748
                                   ========                         =======                      =======              =======

                                 See Footnotes



                                       Shoney's
                                    Las Vegas, NV                     Total
                                    -------------                    ------
Estimated Taxable Operating
  Results

Base Rent (1)                            (5)                        $1,438,487

Asset Management Fees (2)                (5)                           (84,984)

General and Administrative
  Expenses (3)                           (5)                           (89,187)
                                                                      ---------

Estimated Cash Available from
  Operations                           (5)                           1,264,316

Depreciation and Amortization
  Expense (4)                          (5)                            (235,653)
                                                                      ---------

Estimated Taxable Operating
  Results                              (5)                          $1,028,663
                                                                    ==========



FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction or renovation for the period presented. The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

         Property                                    Estimated Final Completion Date
         Woodland Property                           January 12, 1998
         West Sacramento Property                    January 17, 1998
         Cookeville Property                         July 31, 1998
         Hendersonville Property                     July 31, 1998
         Lawrence Property                           July 31, 1998
         Nashville Property                          July 31, 1998
         Murfreesboro Property                       August 4, 1998
         Duncan Property                             February 15, 1998
         Fort Walton Beach Property                  February 15, 1998
         London Property                             November 17, 1997
         Las Vegas Property                          February 16, 1998

(6) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston Properties is the same unaffiliated lessee.

(7) The lessee of the Newport News and Edgewater Properties is the same unaffiliated lessee.

(8) The lessee of the Houston, Stockbridge, Elk Grove, Lake Jackson, Loveland and Victoria Properties is the same unaffiliated lessee.

(9) The lessee of the Woodland and West Sacramento Properties is the same unaffiliated lessee.

(10) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville and Murfreesboro Properties is the same unaffiliated lessee.

(11) The lessee of the Duncan and Fort Walton Beach Properties is the same unaffiliated lessee.